Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Crestview Partners IV GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview IV VC TE Holdings, LLC c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
2.	Crestview IV VC Holdings, L.P. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
3.	Crestview IV VC CI Holdings, L.P. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
4.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
5.	Brian P. Cassidy c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022

Date of Event Requiring Statement: February 23, 2021

Issuer Name and Ticker or Trading Symbol: Viad Corp. [VVI]

CRESTVIEW IV VC TE HOLDINGS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW IV VC HOLDINGS, L.P.

By: Crestview IV VC Holdings GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW IV VC CI HOLDINGS, L.P.

By: Crestview IV VC CI GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

BRIAN P. CASSIDY

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: February 25, 2021